SUPPLEMENT NO. 2

                       TO THE LIMITED OFFERING MEMORANDUM
                             DATED JANUARY 14, 1998
                                       OF
                            CIRO INTERNATIONAL, INC.


     Ciro International, Inc., a Nevada corporation (the "Company"), hereby amends the Limited Offering Memorandum dated January 14, 1998, as amended by Supplement No. 1, to extend the closing date of the offering to June 29, 1998.

Date: March 31, 1998

     The undersigned subscriber hereby acknowledges receipt of the foregoing Supplement.



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